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                                  EXHIBIT E

                                                          WARRANT NO.
                                                                      ---
              WARRANT TO PURCHASE SERIES 1998-B PREFERRED SHARES
                                     OF
                                RENTECH, INC.

                  Warrant to Purchase Up to ------ Shares
               of Series 1998-B Convertible Preferred Stock
                     At a Purchase Price of $10 per Share
                 (subject to adjustment as set forth herein)


         VOID AFTER 5:00 P.M., DENVER, COLORADO, TIME, July ----, 1999


  NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

       At any time before 5:00 p.m., Denver time, on July ---, 1999 (the "Expiration Date") --------------------------------------, whose address is -------------------------------------------------------------------
  (the "Holder"), irrevocably (subject to the terms hereof) agrees to purchase and Rentech, Inc., a Colorado Corporation (the "Company"), irrevocably (subject to the terms hereof) agrees to sell, in accordance with the terms of this Warrant, the Articles of Amendment to Articles of Incorporation Preferences, Limitations and Relative Rights of Preferred Stock, Series 1998-B of Rentech, Inc. (the "Series B Articles") and the Securities Purchase Agreement between the Company and the Holder (the "Securities Purchase Agreement"), a minimum of --------------- shares of the Company's Series 1998-B Convertible Preferred Stock ("Preferred Shares" or "Series B Shares"), and at the Company's option, up to a maximum of -------- shares of the Company's Preferred Shares. The purchases and sales shall be made pursuant to a series of exercises of this Warrant, and for not less than -------- nor more than ---------- Preferred Shares upon each exercise of this Warrant. The purchase price for each purchase and sale shall be $10.00 per Preferred Share (the "Purchase Price"). The Holder shall exercise this Warrant in such amounts and at such times as the Company shall instruct the Holder in writing, in accordance with and subject to the terms hereof and of the Securities Purchase Agreement.





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       No exercise of this Warrant shall be closed before the date which is the later of: (i) thirty (30) days after the date the Securities and Exchange Commission ("SEC") has declared effective the registration statement contemplated by the Securities Purchase Agreement and the Registration Rights Agreement ("Registration Rights Agreement") between the Holder and the Company for registration of the shares of the Company's $.01 par value Common Stock (the "Common Stock") into which the Preferred Shares may be converted, (the "Conversion Shares") and other shares of the Common Stock that the Company may, at its option as described in the Series B Articles, issue in payment of dividends on the Preferred Shares (the "Dividend Shares"); or (ii) thirty (30) days after the end of the "Hold Period" defined in the Articles of Amendment to Articles of Incorporation Preferences, Limitations and Relative Rights of Preferred Stock, Series 1998-A of Rentech, Inc. (the "Series A
  Articles"). After the initial exercise (the "Initial Exercise") of this Warrant, no closing of a subsequent exercise (each a "Subsequent Exercise") shall occur earlier than thirty (30) days after the closing of the previous exercise of this Warrant.

       The obligations of the Company to sell and the Holder to purchase Series B Shares pursuant to each exercise (each an "Exercise") of this Warrant shall be contingent upon satisfaction of the following conditions:

       (x) The Company shall give the Holder ten (10) days prior written notice of its intent to sell Series B Shares;

       (y)  On the date of each Exercise:

            (A) The registration statement required to be filed under the Registration Rights Agreement (which effects the registra-tion of the Conversion Shares and the Dividend Shares (if any) into which the Series B Shares being purchased pursuant to such Exercise are convertible), has been declared effective by the SEC and is as of such date still effective with respect to such Conversion Shares and Dividend Shares (if any).

            (B) Each of the representations and warranties of the Company contained in the Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement between the Company and the Holder (the "Transaction Documents"), shall be true and correct in all material respects as if made on the date of such Exercise, and the Company shall have performed all of its obligations under the Transaction Documents required to be performed by the Company prior to the date of such Exercise.

            (C) The average daily trading volume for the Common Stock for the previous three months must equal or exceed 300,000 shares per trading day.

            (D) The average closing bid price for the Common Stock for the ten (10) trading days prior to such Exercise, must equal or exceed $1.00 per share.





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            (E)  The number of shares issuable upon conversion of the
                 Series B Shares then being purchased, together with the Shares of Common Stock issued prior thereto pursuant to the Transaction Documents and the Series B Articles, shall not exceed twenty percent (20%) of the outstanding shares of the Company's Common Stock.

            (F) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction or any self -regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by the Transaction Documents or the Series B Articles.

       The number and character of the securities purchasable upon exercise of the Warrant and the Purchase Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. As used herein, "Holder" shall mean the person named above as holder and any valid transferee thereof. As used herein, "Effective Date" shall mean January -----, 1998.

       This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder upon compliance with all the pertinent provisions hereof.

       1.  Exercise of Warrant.

            (a) Subject to and in accordance with the other terms and conditions of this Warrant and the terms and conditions of the Securities Purchase Agreement, the purchase rights evidenced by this Warrant shall be exercised in a series of Exercises, the timing of which, and each Exercise for such number of Preferred Shares, as shall be determined by the Company in accordance with the terms hereof and of the Securities Purchase Agreement. All such Exercises shall be effected on or but before 5:00 p.m., Denver time, on the Expiration Date. The Company shall provide written notice to the Holder (a "Notice") to effect each Exercise in accordance with the terms hereof and of the Securities Purchase Agreement. Each Exercise shall be effected by the Holder's presentation and surrender of this Warrant to the Escrow Agent (as defined in the Securities Purchase Agreement) on behalf of the Company at the address of the Escrow Agent provided in the Escrow Agreement (as defined in the Securities Purchase Agreement). The Warrant shall be accompanied by a duly executed Notice of Exercise in the form attached hereto, completed in accordance with the Notice, and by payment of the aggregate Purchase Price for the number of Preferred Shares specified in the Notice by wire transfer of immediately available funds in United States Dollars, deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement, against delivery of the Preferred Shares being purchased. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Escrow Agent on behalf of the Holder (or at the Holder's option, directly




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  to the Holder) a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right and obligation of the Holder to purchase the number of Preferred Shares as to which this Warrant has not been exercised.

            (b) Upon receipt of this Warrant and the Notice of Exercise by the Escrow Agent on behalf of the Company as described in subsection (a) above, the Holder shall be deemed to be the holder of record of the Preferred Shares issuable upon such Exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Preferred Shares may not have been prepared or actually delivered to the Holder. Upon receipt of the Purchase Price by the Escrow Agent, the Company shall, unless otherwise instructed by the Holder, within three (3) business days after each Exercise, deliver a certificate for the Preferred Shares purchased to the Escrow Agent for the benefit of the Holder (or at the Holder's option, directly to the Holder). Each such certificate shall be duly issued and executed by the officers on behalf of the Company.

       2.  Exchange, Assignment or Loss of Warrant.

            (a) Subject to the provisions of Section 7 hereof, this Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Preferred Shares purchasable hereunder. Any such assignment shall be made by surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be canceled.

            (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Preferred Shares that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

            (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that
  (i) in the case of loss, theft, or destruction, the Company receives from the Holder a reasonably satisfactory indemnification, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the

  Company and Holder regardless of whether the Warrant that was lost, stolen, destroyed or mutilated shall be enforceable by anyone at any time.

       3. Adjustments; Stock Dividends, Reclassification, Reorganization, Merger and Anti-Dilution Provisions.

            (a) If the Company increases or decreases the number of its issued and outstanding Preferred Shares or changes in any way the rights and privileges of such Preferred Shares by means of (i) the payment of a dividend or the making of any other distribution on such Preferred Shares, (ii) a forward or reverse split or other subdivision of Preferred Shares, (iii) a consolidation or combination involving its Preferred Shares, or (iv) a reclassification or recapitalization involving its Preferred Shares, then the Purchase Price in effect at the time of such action and the number of Preferred Shares purchasable pursuant to this Warrant at that time shall be proportionately adjusted so that the numbers, rights and privileges relating to the Preferred Shares then purchasable pursuant to this Warrant shall be increased, decreased or changed in like manner, for the same aggregate purchase price as set forth in this Warrant, as if the Preferred Shares purchasable pursuant to this Warrant immediately prior to the event at issue had been issued, outstanding, fully paid and nonassessable at the time of that event.

            (b) If the Company pays or makes any distribution upon its Preferred Shares payable in securities or other property, excluding money but including (without limitation) shares of any class of the Company's stock or stock or other securities convertible into or exchangeable for shares of the Company's Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities"), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Preferred Shares with respect to which the Warrant is then exercised is to the total Preferred Shares purchasable pursuant to this Warrant at the time the securities or property were set aside for the Holder.

            (c) If at any time the Company grants to its shareholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, debentures, or other classifications, or for any other securities, property or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall also grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

            (d) The Company shall cause effective provision to be made so that the Holder shall have the right after any event described below, by the exercise of this Warrant, to purchase for the aggregate Purchase Price described in this Warrant the kind and amount of shares of securities, and property and interests, as would be issued or payable




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  with respect to or in exchange for the number of Preferred Shares of the
  Company that are then purchasable pursuant to this Warrant as if such Preferred Shares had been issued to the Holder immediately before the occurrence of any of the following events: (i) the reclassification, capital reorganization, or other similar change of outstanding securities of the Company, other than as described and provided for in subsection
  (a) above; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Preferred Shares purchasable pursuant to this Warrant, are not converted or exchanged; or (iii) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a signification portion of the Company's assets, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in another entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this subsection (d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of securities and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

       4. Officers' Certificate. Whenever the Purchase Price or the aggregate number of Preferred Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant.

       5. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Conversion Shares and the Dividend Shares (if any). Prior to complete conversion of the Preferred Shares, the Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

       6. Registration Rights Agreement. The shares of Preferred Shares issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion thereof are subject to the Registration Rights Agreement between the Company and the Holder dated the same date as this Warrant.






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       7.  Transfer to Comply With the Securities Act of 1933.

            (a) This Warrant, the Preferred Shares, all securities underlying the Preferred Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws.

            (b) The Company may cause substantially the following legend, or its equivalent, to be set forth on each certificate representing the Preferred Shares, securities underlying the Preferred Shares, or any other security issued or issuable upon exercise of this Warrant unless, in the opinion of legal counsel for the Company, such legend is not required:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
                 ACT OF 1933 (THE  ACT') AND ARE  RESTRICTED
                 SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

       8. Fractional Securities. No fractional securities or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that security. The current market value shall be determined as follows:

            (i) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, Inc. ("Nasdaq") quotation service, the current value shall be the last reported sale price of that security on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

            (ii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the current market value shall be the average of the last reported highest bid and lowest asked prices quoted on Nasdaq or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the date of the applicable exercise of this Warrant; or

            (iii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked



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                                                      PAGE 8

            prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company.

       9. Rights of the Holder. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or in equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

      10. Charges Due Upon Exercise. The Holder shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Preferred Shares upon the exercise of this Warrant.

       11. Warrant Securities to be Fully Paid. The Company covenants that all Preferred Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Purchase Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

       12.  Conditions to the Company's Obligation to Sell Preferred
  Shares.

       The obligation of the Company hereunder to sell Preferred Shares at the applicable Exercise is subject to the satisfaction, on or before the date of the applicable Exercise, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

       (a) The parties shall have executed the Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement between the Company and the Holder with the Escrow Agent to act for the parties, and the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise as permitted in the Escrow Agreement) to the Escrow Agent.

       (b) The Holder shall have delivered to the Escrow Agent on behalf of the Company the Purchase Price for the Series B Shares being purchased pursuant to such Exercise, as applicable, by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Escrow Agent.

       (c) The representations and warranties of the Holder shall be true and correct in all material respects as of the date made and as of the date of the applicable Exercise as though made at that time (except for representations and warranties that speak as of a specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Securities Purchase Agreement to be performed, satisfied or complied with by the Holder at or prior to the date of the applicable Exercise.

       (d) With respect to each Subsequent Exercise, the number of shares of Common Stock issued upon conversion of the Series B Shares then being purchased, together with the shares of Common Stock issued prior thereto pursuant to the Transaction Documents and the Series B Articles, shall not exceed twenty percent (20%) of the outstanding shares of the Company's Common Stock.

       (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

       13.  Conditions to the Holder's Obligation to Exercise the Warrant.

       The obligation of the Holder to purchase Preferred Shares is subject to the satisfaction, on or before the date of the applicable Exercise, of each of the following conditions, provided that these conditions are for the sole benefit of the Holder and may be waived by the Holder at any time in its sole discretion:

       (a) The Series B Articles shall have been filed with the Secretary of State of the state in which the Company is incorporated; the parties shall have executed the Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement, and the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise as permitted in the Escrow Agreement), to the Escrow Agent on behalf of each other.

       (b) The representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of the date of the applicable Exercise as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the applicable Exercise. The Holder may require a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of such Exercise, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder.

       (c) With respect to each Exercise called for herein, the Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Escrow Agent on behalf of the Holder, certificates evidencing the Preferred Shares being sold pursuant to such Exercise (via facsimile or otherwise as permitted in the Escrow Agreement, provided that a facsimile of such documents shall be followed with physical delivery to the Escrow Agent of the original instrument or security within one (1) business day after facsimile of same to the Escrow Agent).

       (d) The Common Stock shall be authorized for quotation on the NASDAQ SmallCap Market and trading in the Common Stock on such market shall not have been suspended by the SEC or other relevant regulatory agency.

       (e) The Company shall not have received, as of the date of the applicable Exercise, from NASDAQ or the National Association of

  Securities Dealers, any written or oral communication as to its actual or potential ineligibility for continued listing of the Common Stock on the NASDAQ SmallCap Market.

       (f) With respect to each Subsequent Exercise, the conditions for closing listed in Section 4(1) of the Securities Purchase Agreement shall have been met by the Company.

       (g) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

       14. Conversion of Preferred Shares. The Holder shall have the right to convert the Preferred Shares sold hereunder in accordance with the provisions of the Series B Articles.

       15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the State of Delaware and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

       16.  Miscellaneous Provisions.

       (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and assigns and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Preferred Shares. The exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Preferred Shares.

       (b) If the Company fails to perform any of its obligations under this Warrant, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

       (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.
       (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

       (e) The Company and the Holder each agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the other to effectuate the intent and provisions of this Warrant as described herein and in the Securities Purchase Agreement.

       (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

       (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by U. S. Mail or delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via U.S. Mail or courier) and shall be effective five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

  If to the Company:  Rentech, Inc.
                      1331 17th Street, Suite 720
                      Denver, Colorado 80202
                      Telephone: (303) 298-8008
                      Facsimile: (303) 298-8010
                      Attention: Mr. James P. Samuels, Vice President & CFO

  If to the Holder, at the address for the Holder on the first page of this Warrant, or at such other address for the Holder as may be provided in writing to the Company. Each party shall provide written notice to the other party of any change in address.


     Executed by the undersigned as of                     , 19    .
                                      --------------------    ----

                                     RENTECH, INC.
  ATTEST:


  --------------------------    By:  --------------------------------
  Ronald C. Butz, Secretary          Dennis L. Yakobson, President


                                     HOLDER:
  ATTEST:


  -------------------------     By:  --------------------------------
                                     --------------------------------
                                     --------------------------------
                                     (address)

                              NOTICE OF EXERCISE
                               to RENTECH, INC.

                   (to be executed by a Holder desiring to
               exercise the right pursuant to a Warrant issued
                                by Rentech, Inc.,
           to purchase Shares of its Series 1998-B Preferred Shares

                        The undersigned Holder of a Warrant hereby:

       (a) irrevocably elects to exercise the attached Warrant to the extent of purchasing --------------- shares of the Series 1998-B Preferred Shares of Rentech, Inc.;

       (b) makes payment in full of the aggregate Purchase Price for those Preferred Shares in the amount of $------------ by wire transfer of immediately available funds in United States Dollars to the Escrow Agent (as defined in the Securities Purchase Agreement);

       (c) requests that certificates evidencing the Preferred Shares be issued in the name of the undersigned or, if the name and address of some other person is specified below, in the name of such other person:

            -----------------------------------------------------
            -----------------------------------------------------
            -----------------------------------------------------

           (Name and address of person other than the undersigned in whose name Preferred Shares are to be registered)

       (d) requests, if the number of Preferred Shares purchased are not all the Preferred Shares purchasable to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Preferred Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.


  Dated:                           ----------------------------------
         --------------------      Signature
                                   (This signature must conform in all
                                   respects to the name of the Holder as
                                   specified on the face of the Warrant)

                                   -----------------------------------
                                   Printed Name

                                   Address:
                                             -------------------------
                                             -------------------------

                               ASSIGNMENT FORM

                    (of Warrant issued by Rentech, Inc.
          to purchase Shares of its Series 1998-B Preferred Shares)

  FOR VALUE RECEIVED, the undersigned, -------------------------------, hereby sells, assigns and transfers unto:

  Name: --------------------------------------------------------------
                         (Please type or print in block letters)

  Address: ------------------------------------------------------------
           ------------------------------------------------------------

  the right to purchase --------------- shares of the Series 1998-B Preferred Shares of Rentech, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Preferred Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Preferred Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Preferred Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ------------------------ as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.


  Dated:                          ----------------------------------
         --------------------     Signature
                                  (This signature must conform in all
                                  respects to the name of the Holder as
                                  specified on the face of the original
                                  Warrant)


                                   -----------------------------------
                                   Printed Name

                                   Address:
                                             -------------------------
                                             -------------------------